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                        HARTFORD LIFE INSURANCE COMPANY

                                    CONSENT

The undersigned, being all of the Directors of Hartford Life Insurance Company, hereby consent to the following resolution, such action to have the same force and effect as if taken at a meeting duly held for such purpose:

     RESOLVED, That Hartford Life Insurance Company is hereby authorized to establish a new separate account to be designated "Separate Account Two" (the "Account") and to issue variable annuity contracts with reserves for such contracts being segregated in such Account.

     FURTHER RESOLVED, That the officers of Hartford Life Insurance Company are hereby authorized and directed to take all actions necessary to:

      (1) Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account;

      (2) Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold to contract owners;

      (3) Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account including, but not limited to, the establishment of the investment policies of the Account; and

      (4) Transfer funds to the Account, up to a maximum of $100,000 to provide for its efficient operation, all on such terms and for such periods as said officers deem to be necessary or appropriate.

     /s/ Edward N. Bennett                /s/ R. Fred Richardson
     ------------------------------       ------------------------------
     Edward N. Bennett                    R. Fred Richardson

     /s/ Joel P. Brighton                 /s/ Lowndes A. Smith
     ------------------------------       ------------------------------
     Joel P. Brighton                     Lowndes A. Smith

     /s/ Larry A. Lance                   /s/ Donald R. Sondergelo
     ------------------------------       ------------------------------
     Larry A. Lance                       Donald R. Sondergelo

     /s/ Derby C. Thomas
     ------------------------------
     Derby C. Thomas

Dated: June 2, 1986